Exhibit 5.2

March 29, 2004

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as special Nevada counsel to Wynn Resorts, Limited, a Nevada corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of the following securities of the Company, with an aggregate initial public offering price of up to $1,000,000,000.00, or the equivalent thereof, in one or more foreign currencies or composite currencies: (i) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued under those certain indentures (the “Indentures”), to be entered into by and between the Company and those certain trustees that have been or will be appointed prior to the issuance of the Debt Securities (the “Trustees”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series, which may be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which Depositary Shares may be issued under deposit agreements (the “Deposit Agreements”) to be entered into by and between the Company, and that certain depositary that has been or will be appointed prior to the issuance of the Depositary Shares (the “Depositary”), and the holders of the Depositary Shares; and (iii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” and, together with the Debt Securities, the Preferred Stock and the Depositary Shares, the “Securities”).

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

(i)	the Registration Statement;

(ii)	the Indenture in the form filed as an exhibit to the Registration Statement;

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March 29, 2004

(iii)	the Deposit Agreement in the form filed as an exhibit to the Registration Statement;

(iv)	the Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the “Governing Documents”);

(v)	such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors, committees of the board of directors and stockholders of the Company as we have deemed necessary as a basis for the opinions expressed below;

(vi)	the Certificate of Existence with Status in Good Standing issued by the office of the Secretary of State of Nevada as of March 15, 2004, with respect to the good standing in Nevada of the Company; and

(vii)	the certificate of an officer of the Company on behalf of the Company, dated as of the date hereof, with respect to certain factual matters (the “Officer’s Certificate”), and all other certificates of officers of the Company required by or delivered in connection with the transactions contemplated hereby (collectively with the Officer’s Certificate, the “Certificates”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities, all as referenced in the Registration Statement. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates (including, without limitation, the Certificates), representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) the Indentures and the Deposit Agreements will each be executed substantially and materially in the form filed as an exhibit to the Registration Statement and each document we reviewed will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the obligations of each party set forth in such Indentures and Deposit Agreements are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) the Debt Securities will be issued in accordance with the terms of the Indentures; (iv) the Depositary Shares will be issued in accordance with the terms of the Deposit Agreements; (v) the Depositary Shares will be issued in compliance with, and will not result in a default under or breach of, any agreement or instrument binding upon the Company or any requirement or restriction imposed by any governmental authority, body or agency; (vi) the authorization, issuance and sale of the Securities, including, without limitation, all corporate action with respect thereto, will be in compliance with applicable laws and the Governing Documents, as in

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March 29, 2004

effect on the date or dates of such corporate action, issuance or sale; (vii) each natural person signing a document has or will have sufficient legal capacity to do so; (viii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document; (ix) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or “blue sky” laws.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof has taken all necessary corporate action to establish the voting powers, designations, preferences, limitations, restrictions and relative rights of any series of Preferred Stock (the “Authorized Preferred Stock”), and a certificate of designation setting forth such corporate action (the “Certificate of Designation”) has been signed by an officer of the Company and filed with the office of the Nevada Secretary of State, (b) the board of directors of the Company or an authorized and duly formed committee thereof has taken all necessary corporate action to authorize the issuance and sale of shares of Authorized Preferred Stock (the “Shares”) to a purchaser or purchasers pursuant to valid and enforceable purchase agreements for such consideration the board of directors of the Company or duly formed and authorized committee thereof deems adequate, (c) those certain stock certificates of the Company representing the Shares have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Shares, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the purchasers of such Shares, and (d) the Company receives payment in full, including, without limitation, payment in full pursuant to any deferred payments arrangements therefor, of such consideration for each Share as prescribed by the Certificate of Designation or as otherwise fixed by the board of directors of the Company or an authorized and duly formed committee thereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

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March 29, 2004

2. When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof has taken all necessary corporate action to establish the voting powers, designations, preferences, limitations, restrictions and relative rights of any series of Preferred Stock underlying the Depositary Shares (the “Underlying Authorized Preferred Stock”) in accordance with the Deposit Agreement, and a certificate of designation setting forth such corporate action has been signed by an officer of the Company and filed with the office of the Nevada Secretary of State, (b) the board of directors of the Company or an authorized and duly formed committee thereof has taken all necessary corporate action to authorize the issuance and sale of certain shares of Underlying Authorized Preferred Stock (the “Underlying Shares”) to a purchaser or purchasers pursuant to valid and enforceable purchase agreements for such consideration the board of directors of the Company or an authorized and duly formed committee thereof deems adequate, (c) those certain stock certificates of the Company representing the shares of Underlying Stock have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Shares, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the purchasers of such Underlying Shares, (d) the board of directors of the Company or an authorized and duly formed committee thereof has taken all necessary corporate action to approve the form of the Deposit Agreement, the issuance of the Receipts by the Depositary on behalf of the Company, and the Company’s execution and delivery of, and performance of its obligations under, the Deposit Agreement, the Underlying Shares will be duly authorized, validly issued, fully paid and non-assessable and the Depositary Shares will be duly authorized.

3. When and to the extent (a) the board of directors of the Company an authorized and duly formed committee thereof has taken all necessary corporate action to authorize the issuance and sale of any shares of Common Stock, including shares of Common Stock issuable upon the due and proper exchange or conversion, as applicable, of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock (collectively, the “Offered Common Stock”), (b) those certain stock certificates of the Company representing the shares of Offered Common Stock have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Offered Common Stock, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the purchasers of such Offered Common Stock, and (c) the Company receives payment in full, including, without limitation, payment in full of all conversion and exercise prices or pursuant to any deferred payment arrangements therefor, of such consideration per share of Offered Common Stock as fixed by the board of directors of the Company or an authorized and duly formed thereof, the Offered Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

Wynn Resorts, Limited

March 29, 2004

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

SCHRECK BRIGNONE